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                                                                   Exhibit 23.02

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2000, except for Note 10, which is dated February 1, 2000, relating to the financial statements, which appear in Interwoven, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999 and of our report dated December 21, 2000 with respect to the financial statements, which appear in Exhibit 99.4 of Interwoven, Inc.'s Form 8-K/A dated January 16, 2001.


/s/ PricewaterhouseCoopers LLP

San Jose, California
January 24, 2001